 EX‑33.8

MANAGEMENT’S ASSERTION ON

COMPLIANCE WITH REGULATION AB CRITERIA

For Wells Fargo Bank, National Association, as Master Servicer

Principal Global Investors, LLC, in its capacity as Primary Servicer (the “Asserting Party”) is responsible for assessing compliance for the transactions listed on Attachment A for the period January 1, 2015 through December 31, 2015, except as noted on Attachment A (the “Reporting Period”) with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the “CFR”), except for the criteria set forth in Sections 229.1122(d)(1)(ii)-(iii), 229.1122(d)(3)(i) – (iv), 229.1122(d)(4)(ix), and 229.1122(d)(4)(xv), in the CFR, which the Asserting Party has concluded are not applicable to the servicing of the transactions listed on Attachment A, backed by commercial mortgage loans and primarily serviced by the Asserting Party (the “Applicable Servicing Criteria”).

The Asserting Party has assessed compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the transactions listed on Attachment A backed by commercial mortgages primarily serviced by the Asserting Party.

With respect to servicing criteria 1122(d)(1)(i) and 1122(d)(4)(i) (the “Criteria”), the Asserting Party has engaged various vendors to perform certain activities required by these Criteria. The Asserting Party has determined that none of these vendors are considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Asserting Party has elected to take responsibility for assessing compliance with these servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (Interpretation 17.06). As permitted by Interpretation 17.06, the Asserting Party has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Asserting Party is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criterion as described herein.

Ernst& Young LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.

Principal Global Investors, LLC, as Primary Servicer

By: /s/ Steven Johnson

Steven Johnson

Managing Director

Date: 2/17/16

Attachment A

Commercial Mortgage Pass-Through Certificates

Wells Fargo Bank, National Association, as Master Servicer

Series 1999-LIFE1 dated August 1, 1999

Series 2000-PRIN dated September 1, 2000

Series 2001-TOP1 dated February 1, 2001

Series 2001-TOP2 dated May 1, 2001

Series 2001-TOP3 dated July 1, 2001

Series 2001-TOP4 dated November 1, 2001

Series 2001-TOP5 dated December 1, 2001

Series 2002-TOP6 dated March 1, 2002

Series 2002-TOP7 dated June 1, 2002

Series 2002-TOP8 dated October 1, 2002

Series 2003-Top9 dated February 1, 2003

Series 2003-Top10 dated April 1, 2003

Series 2003-Top11 dated August 1, 2003

Series 2003-Top12 dated October 1, 2003

Series 2004-Top13 dated February 1, 2004

Series 2004-Top14 dated April 1, 2004

Series 2004-Top15 dated July 1, 2004

Series 2004-IQ8 dated August 1, 2004

Series 2004-Top16 dated November 1, 2004

Series 2005-Top17 dated January 1, 2005

Series 2005-IQ9 dated February 1, 2005

Series 2005-Top18 dated April 1, 2005

Series 2005-PWR 8 dated June 1, 2005

Series 2005-Top19 dated July 1, 2005

Series 2005-PWR9 dated September 2005

Series 2005-Top20 dated October 1, 2005

Series 2005 HQ7 dated November 1, 2005

Series 2005 PWR10 dated December 1, 2005

Series 2006-Top21 dated January 1, 2006

Series 2006 PWR11 dated March 1, 2006

Series 2006-Top22 dated April 1, 2006

Series 2006 PWR12 dated June 1, 2006

Series 2006-Top23 dated August 1, 2006

Series 2006-HQ9 dated August 1, 2006

Series 2006 PWR13 dated September 1, 2006

Series 2006-Top24 dated October 1, 2006

Series 2006 PWR14 dated December 1, 2006

Series 2007 Top25 dated January 30, 2007

Series 2007 PWR15 dated March 29, 2007

Series 2007 Top26 dated April 18, 2007

Series 2007 PWR16 dated June 27, 2007

Series 2007 Top27 dated July 30, 2007

Series 2007 PWR17 dated September 27, 2007

Series 2007 Top28 dated October 25, 2007

Series 2007 PWR18 dated December 27, 2007

Series 2008 Top 29 dated February 29, 2008

Series 2011 C-2 dated March 1, 2011

Series 2011 C-3 dated June 1, 2011

Series 2011 C-4 dated August 1, 2011

Series 2011 C-5 dated November 1, 2011

Series 2012 C-8 dated August 1, 2012

Series 2012 C-9 dated October 1, 2012

Series 2012 C-10 dated December 1, 2012

Series 2013 C-11 dated February 1, 2013

Series 2013 C-13 dated May 1, 2013

Series 2013 C-17 dated November 1, 2013

Series 2014 LC-14 dated February 1, 2014

Series 2014 LC-16 dated June 1, 2014

Series 2014 C-19 dated March 1, 2014

Series 2014 C-21 dated August 1, 2014

Series 2014 FL-1 dated January 1, 2014

Series 2015 C27 dated March 1, 2015

Series 2015 P1 dated August 1, 2015

Series 2015 P2 dated December 1, 2015